UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2021

LAKELAND INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-15335	13-3115216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1525 Perimeter Parkway, Suite 325, Huntsville, Alabama 35806
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (256) 350-3873
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	LAKE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
This Amendment No. 1 to Current Report on Form
8-K/A
(this “Amendment”) amends the Current Report on Form
8-K
of Lakeland Industries, Inc. (the “Company”), dated February 22, 2021 and filed with the Commission on February 24, 2021, related to the appointment of Nikki L. Hamblin to the Company’s Board of Directors (the “Board”). At the time of such appointment, no determination had been made regarding the committees of the Board on which Ms. Hamblin would serve. This Amendment is being filed to report Ms. Hamblin’s committee assignments.
On April 7, 2022, the Board appointed Ms. Hamblin to the Compensation Committee and Nominating and Governance Committee, effective June 15, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: April 12, 2022	By:	/s/ Charles D. Roberson
Charles D. Roberson
Chief Executive Officer, President and Secretary